Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrant's portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Gov't. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
Name of Entity                              IRS Number      Purchases
                                                         (000's omitted)
DEUTSCHE BANK                               13-2730828    1,975,397,819
BARCLAYS CAPITAL INC                        05-0346412    1,892,161,344
BANK OF AMERICA,                            56-2058405    1,299,376,620
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166    1,299,789,819
LEHMAN BROTHERS                             13-2663822    1,008,222,124
JPMORGAN CHASE BANK                         13-3224016      786,787,146
ABN AMRO SECURITIES                         13-3227945      741,955,566
MERRILL LYNCH,PIERCE,FENNER + SMITH, INC    13-5674085      640,082,051
CITIGROUP                                   52-1568099      611,198,773
CREDIT SUISSE FIRST BOSTON                  13-5659485      551,403,757

                                                            Sales by
Name of Entity                              IRS Number     Registrant
                                                        (000's omitted)
DEUTSCHE BANK                               13-2730828    46,569,785
BARCLAYS CAPITAL INC                        05-0346412    16,655,505
BANK OF AMERICA,                            56-2058405    57,876,846
UBS PAINEWEBBER WARBURG DILLON REED         13-2338166    23,142,648
LEHMAN BROTHERS                             13-2663822    90,376,058
JPMORGAN CHASE BANK                         13-3224016    47,537,449
ABN AMRO SECURITIES                         13-3227945       322,248
MERRILL LYNCH,PIERCE,FENNER + SMITH, INC    13-5674085    15,991,436
CITIGROUP                                   52-1568099    16,748,723
CREDIT SUISSE FIRST BOSTON                  13-5659485    27,115,905



23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000's omitted) C. Total Purchases: 12,728,975,363 D. Total Sales: 556,871,470

                               SCREEN NUMBER : 12